Exhibit 4.2

                   INDEXPLUS TRUST CERTIFICATES SERIES 2003-1





                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                              THE BANK OF NEW YORK,

                     as Trustee and Securities Intermediary





                          Dated as of December 17, 2003




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                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

Section 1. Incorporation of Standard Terms....................................1

Section 2. Definitions........................................................1

Section 3. Designation of Trust Certificates and
                    Calculation Agent.........................................6

Section 4. Satisfaction of Conditions to Initial Execution
                    and Delivery of Trust Certificates........................7

Section 5. Distributions......................................................7

Section 6. Trustee's Fees.....................................................9

Section 7. Optional Exchange.................................................10

Section 8. Miscellaneous.....................................................10

Section 9. Notices...........................................................11

Section 10. Governing Law....................................................13

Section 11. Counterparts.....................................................13

Section 12. Termination of the Trust.........................................13

Section 13. Sale or Redemption of any of the Underlying
                    Securities...............................................13

Section 14. Amendments.......................................................13

Section 15. Voting of Underlying Securities, Modification
                    of Indenture.............................................14

Section 16. Nonpetition Covenant.............................................15

Section 17. Amendments to Standard Terms.....................................15






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          SERIES SUPPLEMENT, dated as of December 17, 2003 (this "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, and THE BANK OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.

                              W I T N E S S E T H:

          WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

          WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

          WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust;

          WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust; and

          WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

          Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety, and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

          Section 2. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

          "Authorized Denomination": an aggregate stated amount of Certificates that when exchanged for the Underlying Securities in accordance with the terms of Section 7 will not cause the Trustee to be required to deliver any fractional Underlying Securities.


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          "Available Funds": For any Distribution Date, the sum of all amounts received on or with respect to the Underlying Securities.

          "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

          "Calculation Agent": Merrill Lynch & Co.

          "Certificate Principal Balance": On the Closing Date, $37,500,000; and on any date thereafter, an amount equal to the initial Certificate Principal Balance less any reductions in the principal amount of the Underlying Securities. For purposes of calculating the Certificate Principal Balance, the principal amount of any Underlying Securities with respect to which a Removal Event has occurred shall be deemed to be zero. The Certificate Principal Balance will be made available in reports sent to Certificateholders upon any reduction thereof. The Certificate Principal Balance for any individual Certificateholder will be such Certificateholder's pro rata portion of the outstanding Certificate Principal Balance.

          "Certificates": The trust certificates issued by the Trust in a stated amount of $25 per trust certificate, the holders of which are entitled to receive (i) on each Interest Distribution Date, distributions at a rate of 6.0518% per annum on the stated amount of the Certificates as adjusted on the occurrence of any Pass-Through Rate Adjustment Event, (ii) on each Scheduled Principal Distribution Date, principal payments on the applicable Underlying Security, (iii) a cash distribution of the principal amount of any remaining Underlying Securities on the Final Scheduled Distribution Date, and (iv) such other distributions as described herein.

          "Closing Date": December 17, 2003.

          "Collection Period": With respect to each Interest Distribution Date except the first Interest Distribution Date, the period beginning on the most recent Interest Distribution Date, inclusive, and ending on the next Interest Distribution Date (not including that Interest Distribution Date); and, with respect to the first Interest Distribution Date, the period beginning on the Cut-off Date (including the Cut-off Date) and ending on the next Interest Distribution Date (not including that Interest Distribution Date), provided that this clause shall be subject to Section 8(c) hereof.

          "Corporate Trust Office": The office of the Trustee located at 100 Church Street, 8th Floor, New York, NY 10286, Attention: Corporate Trust Department; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 100 Church Street, 8th Floor, New York, NY 10286.

          "Credit Event": means the occurrence of any of the following (i) a Payment Default with respect to an Underlying Security has occurred, (ii) the initiation by an Underlying Securities Issuer of any proceeding seeking a judgment of insolvency or



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     bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditors' rights, (iii) the passage of thirty calendar days since the day upon which any person or entity other than an Underlying Securities Issuer initiates any proceedings against the Underlying Security Issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights and such proceedings have not been dismissed prior to such thirtieth day, (iv) the maturity date of an Underlying Security has been extended, or
     (v) the interest rate on any Underlying Security has been reduced.

          "Cut-off Date": December 17, 2003.

          "Depository": The Depository Trust Company, its nominees and their respective successors.

          "Distribution Date": Any Interest Distribution Date, Scheduled Principal Distribution Date or Underlying Securities Redemption Distribution Date.

          "Event of Default": An event of default under the terms of an Underlying Security or an instrument governing an Underlying Security.

          "Final Scheduled Distribution Date": May 15, 2033 (or, if such date is not a Business Day, the next succeeding Business Day).

          "Interest Distribution Date": Each June 20 and December 20 commencing from the Cut-off Date and ending on the Final Scheduled Distribution Date and the maturity date of each Underlying Security.

          "Market Agent": Merrill Lynch & Co.

          "Optional Exchange Date": any six-month anniversary of the Closing Date (as designated pursuant to Section 7 hereof).

          "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be as set forth in a separate agreement between the Trustee and the Depositor.

          "Pass-Through Rate": The per annum interest rate on the trust certificates applicable during the interest accrual period related to an Interest Distribution Date. The Pass-Through Rate will initially be equal to 6.0518% until a Pass-Through Rate Adjustment Event has occurred, in which case the Pass-Through Rate shall be recalculated by the Calculation Agent so that the adjusted Pass-Through Rate will be equal to:

               (i) the aggregate principal amount of the Underlying Securities after giving effect to any distribution of principal resulting from such Pass-Through



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          Rate Adjustment Event multiplied by the weighted average interest rate of the Underlying Securities after giving effect to any distribution of principal resulting from such Pass-Through Rate Adjustment Event, divided by

               (ii) the Certificate Principal Balance after giving effect to the distribution of principal resulting from such Pass-Through Rate Adjustment Event.

          "Pass-Through Rate Adjustment Event": (i) A reduction of the aggregate principal amount of the Underlying Securities resulting from the occurrence of a Scheduled Principal Distribution Date, a redemption of Underlying Securities by the related Underlying Securities Issuer or a sale on distribution of Underlying Securities after the occurrence of a Removal Event, or (ii) the incurrence by the Trust of Extraordinary Trust Expenses.

          "Payment Default": (i) A default by an Underlying Securities Issuer in the payment of any amount due on the applicable Underlying Security after the same becomes due and payable and any applicable grace period set forth in the indenture related to such Underlying Security has expired, or (ii) the acceleration of the maturity of the Underlying Securities pursuant to the terms of the Underlying Securities or the instrument governing the Underlying Securities and the failure to pay 100% of the accelerated amount on the date of accelerated maturity.

          "Prepaid Ordinary Expenses": Zero (0).

          "Prospectus Supplement": The Prospectus Supplement dated December 11, 2003 relating to the Certificates.

          "Rating Agency": Moody's and Fitch.

          "Record Date": The Business Day immediately preceding each Distribution Date.

          "Removal Event": With respect to any Underlying Security, (i) any Underlying Securities Issuer of such Underlying Securities representing 10% or more of the aggregate principal amount of all Underlying Securities ceases to file periodic reports with the Securities and Exchange Commission under the Exchange Act or (ii) the occurrence of a Credit Event with respect to such Underlying Security or its Underlying Securities Issuer.

          "Sale Instruction": has the meaning set forth in Section 5(d).

          "Scheduled Principal Distribution": With respect to any Scheduled Principal Distribution Date, the amount of principal due to the Trustee as holder of the related Underlying Security.

          "Scheduled Principal Distribution Date": The maturity date of an Underlying Security and the Final Scheduled Distribution Date.



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          "Series": INDEXPLUS Trust Certificates Series 2003-1.

          "Underlying Securities": The securities issued by each Underlying Securities Issuer, as described in Schedule I hereto.

          "Underlying Securities Indenture": As set forth in Schedule I.

          "Underlying Securities Issuer": As set forth in Schedule I.

          "Underlying Securities Redemption Distribution Date": the date on which the Trustee receives payment for either a redemption of an Underlying Security in accordance with its terms or a sale of securities pursuant to
     Section 5(c), provided, however, that if the Trustee receives such payment after 10:00 A.M. (Eastern Standard Time) on such date, the Underlying Securities Redemption Distribution Date shall be on the next succeeding Business Day.

          (b) The terms listed below are not applicable to this Series.

          "Accounting Date"

          "Administration Account"

          "Administration Agreement"

          "Administrative Agent"

          "Administrative Agent Termination Event"

          "Advance"

          "Call Price"

          "Call Right"

          "Call Terms"

          "Callable Series"

          "Credit Support"

          "Credit Support Instrument"

          "Credit Support Provider"

          "Eligible Account"

          "Eligible Expense"

          "Eligible Investments"



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          "Exchange Rate Agent"

          "Floating Pass-Through Rate"

          "Letter of Credit"

          "Limited Guarantor"

          "Limited Guaranty"

          "Notional Amount"

          "Reserve Account"

          "Requisite Reserve Amount"

          "Sale Procedures"

          "Retained Interest"

          "Surety Bond"

          "Swap Agreement"

          "Swap Counterparty"

          "Swap Distribution Amount"

          "Swap Guarantee"

          "Swap Guarantor"

          "Swap Receipt Amount"

          "Swap Termination Payment"

          Section 3. Designation of Trust Certificates and Calculation Agent.
(a) The Trust created hereby shall be known as the "INDEXPLUS Trust Series 2003-1." The Certificates evidencing certain undivided ownership interests therein shall be known as the "INDEXPLUS Trust Certificates Series 2003-1."

          (b) Merrill Lynch & Co. is hereby appointed as Calculation Agent. The Calculation Agent shall be responsible for the recalculation of the Pass-Through Rate and the Certificate Principal Balance upon notification from the Trustee that a Pass-Through Rate Adjustment Event has occurred. The Calculation Agent shall notify the Trustee in writing of the amount of any recalculated Certificate Principal Balance and Pass-Through Rate within five days after receipt of such notice but no later than two Business Day prior to the next Distribution Date.



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          (c) The Trustee shall notify Certificateholders and the Rating
Agencies in writing of the amount of any recalculated Certificate Principal Balance and Pass-Through Rate within two days of receiving notice from the Calculation Agent in accordance with paragraph (b) above.

          (d) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in authorized denominations of $25 and integral multiples thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness; provided, however, that, from time to time, upon obtaining prior written confirmation by each Rating Agency that such action will not result in a downgrading or withdrawal of its rating of the Certificates, the Depositor may, without the consent of the Certificateholders, increase the number and amount of the Underlying Securities in the Trust and the Trust may issue a corresponding number of additional Certificates in accordance with Section 5.12(a) of the Standard Terms (except that clauses (vi) and (vii) of Section 5.12(a) shall not apply to this Series).

          (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Certificates, unless otherwise indicated.

          Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

          (i)  the Underlying Securities set forth on Schedule I hereto; and

          (ii) all documents set forth in Section 5.12(a) of the Standard Terms except that clauses (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

          Section 5. Distributions. (a) On each Interest Distribution Date, the Trustee shall apply the funds in the Certificate Account, solely to the extent of Available Funds in the Certificate Account, as follows:

          (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with
     Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

          (ii) second, subject to Section 7(a), pro rata to the Certificateholders, on each Interest Distribution Date and the Final Scheduled Distribution Date (or if the Trustee receives payment after 10:00 A.M. (Eastern Standard Time) on that date, the next Business Day) only, all payments of interest in respect of scheduled payments on the underlying securities which are not redemption or sales proceeds subject to Section 13(b) hereof, received by the Trust during the Collection Period;

          (iii) third, pro rata to the Certificateholders, if available, any additional payments paid by any of the Underlying Securities Issuers as a result of a delay in the receipt by the Trustee of any payment on the applicable Underlying Securities;



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          (iv) fourth, pro rata to the Certificateholders, on each Scheduled
     Principal Distribution Date (or if the Trustee receives payment after 10:00 A.M. (Eastern Standard Time) on that date, the next Business Day) only, a distribution of the Scheduled Principal Distribution, to the extent received by the Trust on the applicable Underlying Security or amounts paid on the Treasury Securities, in reduction of the Certificate Principal Balance;

          (v) fifth, pro rata to the Certificateholders, on the Final Scheduled Distribution Date (or if the Trustee receives payment after 10:00 A.M. (Eastern Standard Time) on that date, the next Business Day) only, a distribution of the remaining aggregate principal amount of any remaining Underlying Securities to the extent received by the Trust;

          (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto; and

          (vii) seventh, to the extent there remain Available Funds in the Certificate Account, to Merrill Lynch Capital Services, Inc., and if no Available Funds remain in the Certificate Account, then no distribution will be made pursuant to this Section 5(a)(vii).

Subject to Section 8(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall. Neither Merrill Lynch & Co. nor any of its Affiliates will have any claim against the Trust pursuant to Section 5(a)(vii) if the Trust fails to make a distribution on a Distribution Date to such person because no Available Funds remain in the Certificate Account on such Distribution Date.

          (b) On each Interest Distribution Date, commencing on June 20, 2004 and ending on the Final Scheduled Distribution Date, the Certificateholders will be entitled to receive pursuant to Section 5(a)(ii) distributions of interest payments received by the trust in respect of scheduled payments on the Underlying Securities, which are not redemption or sale proceeds subject to
Section 13(b) hereof, that will initially be at a rate of 6.0518% per annum, as adjusted by the occurrence of a Pass-Through Rate Adjustment Event, on the stated amount of the Certificates. Any amounts received by the Trustee during a Collection Period in respect of interest on any of the Underlying Securities shall be held by the Trustee in a non-interest bearing account with the Trustee until the next succeeding Interest Distribution Date.

          (c) On an Optional Exchange Date, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates, other than the Depositor, or any other Person exercising an optional exchange pursuant to Section 7 hereof, as the case may be, any applicable Underlying Securities in accordance with Section 7 hereof.

          (d) If a Removal Event occurs, then the Trustee, within two Business Days following the receipt of written notice from the applicable Underlying Security indenture trustee or the Depositor, or its actual knowledge, of such Removal Event, will deliver to the Certificateholders, the Rating Agencies and the Depositor notice of such Removal Event and



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deliver written instructions ("Sale Instructions") to the Market Agent to sell the applicable Underlying Security on behalf of the Trust on or after the 30th day but in no event later than the 45th day after the date on which the Trustee receives notice of this occurrence of the Removal Event. Upon receipt of such Sale Instructions, the Market Agent shall use its reasonable efforts to sell the applicable Underlying Securities and deliver the proceeds received in connection with such sale to the Trustee for distribution to Certificateholders in accordance with each Certificateholder's Certificate Principal Balance. After completion of such sale, the Trustee shall notify the Certificateholders, Rating Agencies and the Depositor.

          (e) In connection with the sale of any Underlying Securities required by Section 5(d), the Market Agent will use its reasonable efforts to sell such Underlying Securities to the highest of not fewer than four solicited bidders (which bidders may include the Market Agent or any of its Affiliates); provided, however, that neither the Market Agent nor any of its Affiliates is obligated to bid for those Underlying Securities; and provided further that the Market Agent will use its reasonable efforts to solicit at least four bids from financial institutions with invested assets or assets under management of at least $50 million that are not Affiliates of the Market Agent. If, after the Market Agent determines, in its sole discretion, a sufficient period has elapsed and the Market Agent receives fewer than four bids for all or less than all of such Underlying Securities, the Calculation Agent will sell the Underlying Securities for which bids have been received to the highest bidder of the bids received. In the sole judgment of the Calculation Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities to be sold or any other basis selected in good faith by the Calculation Agent. The proceeds of such sale will be distributed, pro rata, in accordance with each Certificateholder's Certificate Principal Balance by the Trustee on the date of receipt (or if the Trustee receives payments after 10:00 A.M. (Eastern Standard
Time) on that date, the next Business Day). Any payments made on any Underlying Security with respect to which a Removal Event has occurred but prior to its sale pursuant to Section 5(d) and 5(e) shall be distributed, pro rata, in accordance with each Certificateholder's Certificate Principal Balance and the Trustee shall instruct the Market Agent to sell sufficient Underlying Securities to pay any fractional amounts in cash.

          Section 6. Trustee's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and
(ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section 7.08 of the Standard Terms.

          (b) The Trustee shall not be obligated to incur any Extraordinary Trust Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii) of this paragraph, such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor, notwithstanding failure of Certificateholders to reimburse the Trustee, and Extraordinary Trust Expenses shall not be paid out of the Deposited Assets.



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          Section 7. Optional Exchange. (a) Merrill Lynch & Co. or any of its
Affiliates (other than the Depositor), if it holds Certificates, may notify the Trustee in writing not less than 30 days but not more than 60 days prior to any Optional Exchange Date, that:

          (i) such Person intends or Affiliated Persons intend to tender an Authorized Denomination of Certificates that it holds or they hold to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

          (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

          (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code; and

          (iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person or Affiliated Persons tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange of such Certificates pursuant to this Section 7.

Upon tender of such Certificates on such Optional Exchange Date, the Trustee will deliver to the Person or Affiliated Persons tendering such Certificates (a) an amount of each of the Underlying Securities having a principal amount equal to the aggregate principal amount of such Underlying Securities then held by the Trust multiplied by the result of dividing the aggregate stated amount of Certificates being tendered by the aggregate stated amount of Certificates then outstanding, and (b) a portion of any payments received by the Trustee prior to such Optional Exchange Date in respect of the Underlying Securities and held in a non-interest bearing account pursuant to Section 5(b) pending distribution to Holders pursuant to Section 5(c) that is equal to the total amount of payments so held by the Trustee multiplied by the result of dividing the aggregate stated amount of Certificates being tendered by the aggregate stated amount of Certificates then outstanding; provided, that in no case shall the Trustee be required to deliver pursuant to this section a fractional amount of any Underlying Security.

          (b) The requirements set forth in paragraphs (a)(ii), (a)(v) and
(a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.

          (c) Any costs associated with the exercise of the rights granted under paragraph (a) of this Section 7 will be borne by the Person or Affiliated Persons exercising such rights and not by the Trust.

          (d) The Trustee will be entitled to receive an Opinion of Counsel that the conditions in clauses (a)(ii), (iii) and (iv) of this Section 7 are satisfied.

          Section 8. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.



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          (b) The Certificateholders shall not be entitled to terminate the
Trust or cause the sale or other disposition of any of the Underlying Securities; provided, however, that Certificateholders holding all, but not less than all, of the outstanding Certificates may exercise their rights under
Section 12(b) with respect to all such Certificates.

          (c) If the Trustee has not received payment with respect to any Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the applicable Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, in proportion to their respective entitlements to interest payments.

          (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

          (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

          (f) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

          (g) Except as expressly provided in the Trust Agreement, the Trust may not sell any of the Underlying Securities.

          (h) If the Trustee resigns or is removed as Trustee in accordance with
Section 7.08 of the Trust Agreement, in addition to providing the Depositor with written notice, the Trustee shall also provide the Rating Agencies with written notice.

          (i) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit C.

          (j) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by Certificateholders holding Certificates that represent the Required Percentage-Removal of Trustee, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

          Section 9. Notices. (a) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).



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

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o Merrill Lynch & Co.
                  World Financial Center
                  New York, NY  10281
                  Attention:  Barry N. Finkelstein
                  Telephone:  (212) 449-9001
                  Facsimile:  (212) 449-9054

                  If to the Trustee, to:

                  The Bank of New York
                  100 Church Street
                  8th Floor
                  New York, NY  10286
                  Attention:  INDEXPLUS Trust Series 2003-1
                  Telephone:  (212) 437-4055
                  Facsimile:  (212) 437-6151

                  If to the Securities Intermediary, to:

                  The Bank of New York
                  100 Church Street
                  8th Floor
                  New York, NY  10286
                  Attention:  INDEXPLUS Trust Series 2003-1
                  Telephone:  (212) 437-4055
                  Facsimile:  (212) 437-6151

                  If to the Rating Agencies, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York  10007
                  Attention:  CDO/CLO Monitoring Department
                              cdomonitoring@moodys.com
                  Facsimile:  (212) 553-0355

                  and to:

                  Fitch Ratings
                  One State Street Plaza
                  New York, NY 10004
                  Attention:  Lara Storm
                              funds.surveillance@fitchratings.com
                  Telephone: (212)  908-0243




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

          Section 10. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

          Section 11. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

          Section 12. Termination of the Trust. (a) The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a Removal Event on the last remaining Underlying Securities and the distribution in full of all amounts due to the Certificateholders, (ii) the exchange of all outstanding Certificates for all of the Underlying Securities pursuant to one or more Optional Exchanges and (iii) the election by Certificateholders who hold all, but not less than all, of the outstanding Certificates to terminate the trust pursuant to Section 12(b) below.

          (b) Certificateholders who hold all, but not less than all, of the outstanding Certificates may, upon prior written notice to the Rating Agencies, elect to terminate the Trust at any time; provided that (based on an Opinion of Counsel) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended.

          (c) To the extent that the provisions of this Section 12 conflict with
Section 10.01 of the Standard Terms, the latter shall control.

          Section 13. Sale or Redemption of any of the Underlying Securities.
(a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders, pursuant to Section 6(b) hereof, the Trustee, upon prior written notice to the Rating Agencies, shall sell all or a portion of any of the Underlying Securities to pay such Extraordinary Trust Expenses.

          (b) Upon receipt by the Trustee of a notice that all or a portion of an Underlying Security is to be redeemed, the Trustee shall deliver notice of such redemption to the registered Certificateholders not less than fifteen (15) days prior to the Underlying Securities Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third Business Day after the date it receives notice of such redemption. The proceeds of any redemption of Underlying Securities will be allocated and distributed by the Trustee on the Underlying Securities Redemption Distribution Date to the Certificateholders pro rata, in accordance with their respective Certificate Principal Balances as soon as practicable after the Trustee receives such proceeds. The Certificate Principal Balance of the Certificates will be reduced in amount equal to the reduction in the principal amount of the Underlying Securities subject to redemption.

          Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders without the consent of 100% of such Certificateholders; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted pursuant to paragraphs (vi), (vii) and (x) of Section 11.01(a) of the Standard Terms without prior written confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 14.

          Section 15. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, an Underlying Securities trustee or an Underlying Securities Issuer for its consent to any amendment, modification or waiver of the applicable Underlying Securities, the applicable Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to such Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as indicated by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or
(ii) that would alter the timing or amount of any payment on any of the Underlying Securities, including, without limitation, any demand to accelerate such Underlying Securities, except in the Event of a Default of any such Underlying Securities or an event that with the passage of time would become an Event of Default of any such Underlying Securities and with the consent of 100% of the Certificateholders, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in an Event of Default and only with the consent of 100% of the Certificateholders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          If an offer is made by an Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of such outstanding Underlying Securities or any other offer is made for any of the Underlying Securities, the Trustee shall notify the Certificateholders and the Rating Agencies of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders to accept such offer and an Event of Default has occurred, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify the Rating Agencies of such direction accompanied by evidence of the affirmative vote of such Certificateholders.

          If an Event of Default occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote such Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the applicable Underlying Securities trustee to declare the unpaid principal amount of such Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

          Section 16. Nonpetition Covenant. Solely with respect to the Trust and the Series and for no other purpose, Section 11.07 of the Standard Terms is hereby deleted and replaced with the following:

          Section 11.07. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of the INDEXPLUS Trust Series 2003-1, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

          Section 17. Amendments to Standard Terms. Solely with respect to the Trust and the Series and for no other purpose, the Standard Terms are hereby amended as follows:

          (a) Clause (iii) of Subsection (c) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

          "at the time of delivery of the Underlying Securities, Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than the lien created by this Trust Agreement); and"

          (b) Subsection (e) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

          "Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed."

          (c) Section 3.04 shall be deleted and replaced with the following:

          "This subsection has been left intentionally blank."

          (d) Section 3.05 shall be deleted and replaced with the following:

          "This subsection has been left intentionally blank."

          (e) Section 3.06 shall be deleted and replaced with the following:

          "This subsection has been left intentionally blank."

          (f) Section 3.07 shall be deleted and replaced with the following:

          "This subsection has been left intentionally blank."

          (g) Section 4.08 shall be deleted and replaced with the following:

          "This subsection has been left intentionally blank."

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                      MERRILL LYNCH DEPOSITOR, INC.,
                                               as Depositor


                                      By:
                                             -----------------------------------
                                      Name:  Barry N.  Finkelstein
                                      Title: President


                                      THE BANK OF NEW YORK,
                                           not in its individual capacity but as
                                           Trustee


                                      By:
                                             -----------------------------------
                                      Name:  Fernando Acebedo
                                      Title: Authorized Signatory


                                      THE BANK OF NEW YORK,
                                           as Securities Intermediary


                                      By:
                                             -----------------------------------
                                      Name:  Fernando Acebedo
                                      Title: Authorized Signatory



                               [SERIES SUPPLEMENT]

                                                                      SCHEDULE I

                   INDEXPLUS TRUST CERTIFICATES, SERIES 2003-1
                         UNDERLYING SECURITIES SCHEDULE

     The underlying securities deposited into the trust are set forth below.

                                                  Coupon
        Name of Issuer                             Rate       Maturity Date         Principal          CUSIP
        --------------                             ----       -------------         ---------          -----

     1  The Boeing Company                       6.125%     February 15, 2033      $2,213,000        097023AU9

     2  Citigroup Inc.                           5.875%     February 22, 2033      $2,213,000        172967BU4

     3  Credit Suisse First Boston (USA),        7.125%       July 15, 2032        $2,213,000        22541LAE3
        Inc.

     4  DaimlerChrysler North America            8.500%      January 18, 2031      $2,213,000        233835AQ0
        Holding Corporation

     5  Ford Motor Company                       7.450%       July 16, 2031        $2,213,000        345370CA6

     6  General Electric Capital Corporation     6.750%       March 15, 2032       $2,213,000        36962GXZ2

     7  General Motors Acceptance Corporation    8.000%      November 1, 2031      $2,213,000        370425RZ5

     8  The Goldman Sachs Group, Inc.            6.125%     February 15, 2033      $2,213,000        38141GCU6

     9  Johnson & Johnson                        4.950%        May 15, 2033        $2,213,000        478160AL8

    10  The May Department Stores Company        6.900%      January 15, 2032      $2,213,000        577778BQ5
        (New York)

    11  Time Warner Inc.                         6.625%        May 15, 2029        $2,213,000        887315BN8

    12  Valero Energy Corporation                7.500%       April 15, 2032       $2,213,000        91913YAE0

    13  Verizon Global Funding Corp.             7.750%        June 15, 2032       $2,213,000        92344GAS7

    14  Viacom Inc.                              5.500%        May 15, 2033        $2,213,000        925524AV2

    15  Weyerhaeuser Company                     7.375%       March 15, 2032       $2,213,000        962166BR4

    16  United States Department of Treasury     0.000%        May 15, 2030        $4,305,000        912803CH4


                                                                     SCHEDULE 2

                   INDEXPLUS TRUST CERTIFICATES, SERIES 2003-1
                            SCHEDULE OF DISTRIBUTIONS

  The following schedule of distributions assumes that none of the Underlying Securities are redeemed, accelerated, or otherwise paid prior to their stated maturity date and that none of the Underlying Securities issuers default on their payment obligations.


                                                               Annualized
                                           Scheduled           Effective           Scheduled          Certificate
                                        Distribution of    Pass-Through Rate      Distribution         Principal
Scheduled Distribution Dates (1)            Interest              (2)             of Principal         Balance(3)

Each June 20 and December 20 from
June 20, 2004 to and including
December 20, 2028                           $1,134,715.75             6.0518%                None      $37,500,000.00

May 15, 2029                                         None                None       $2,213,000.00       35,287,000.00

June 20, 2029                                1,061,410.13             6.0159%                None       35,287,000.00

December 20, 2029                            1,061,410.13                None                None       35,287,000.00

May 15, 2030                                         None                None       $4,305,000.00       30,982,000.00

June 20, 2030                                1,061,410.13             6.8518%                None       30,982,000.00

December 20, 2030                            1,061,410.13                None                None       30,982,000.00

January 18, 2031                                     None                None       $2,213,000.00       28,769,000.00

June 20, 2031                                  967,357.63             6.7250%                None       28,769,000.00

July 16, 2031                                        None                None       $2,213,000.00       26,556,000.00

November 1, 2031                                     None                None       $2,213,000.00       24,343,000.00

December 20, 2031                              796,403.38             6.5432%                None       24,343,000.00

January 15, 2032                                     None                None       $2,213,000.00       22,130,000.00

March 15, 2032                                       None                None       $4,426,000.00       17,704,000.00

April 15, 2032                                       None                None       $2,213,000.00       15,491,000.00

June 15, 2032                                        None                None       $2,213,000.00       13,278,000.00

June 20, 2032                                  395,020.50             5.9500%                None       13,278,000.00

November 15, 2032                                    None                None       $2,213,000.00       11,065,000.00

December 20, 2032                              316,182.38             5.7150%                None       11,065,000.00

February 15, 2033                                    None                None       $4,426,000.00        6,639,000.00

February 22, 2033                                    None                None       $2,213,000.00        4,426,000.00

May 15, 2033                                         None                None       $4,426,000.00                  --

                                                                       EXHIBIT A


                       Standard Terms for Trust Agreements

                              (begins on next page)

                                                                       EXHIBIT B


                               Form of Certificate

                              (begins on next page)

                                                                       EXHIBIT C


                             Market Agent Agreement

                              (begins on next page)